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                                                                     EXHIBIT 4.3


                                LOCK-UP AGREEMENT

            THIS LOCK-UP AGREEMENT is made as of October 17, 1999, by and among Fatbrain.com, Inc. (the "Company") and the undersigned directors, executive officers and stockholders (individually a "Party" and collectively the "Parties"). Capitalized terms not otherwise defined in this agreement have the meaning given them in the Registration Rights Agreement.

                                    RECITALS

            WHEREAS, in order to induce Vulcan Ventures Incorporated to enter into that certain Common Stock and Warrant Purchase Agreement of even date herewith (the "Purchase Agreement"), the Parties wish to enter into this Lock-Up Agreement (the "Agreement").

            NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Parties hereto further agree as follows:

            1. Lock-Up

            1.1 Each Party hereby agrees that (i) from the date hereof until January 17, 2000 and, (ii) during the period of duration specified by the Company and an underwriter of common stock or other securities of the Company, following the effective date of a registration statement of the Company filed under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly (1) offer, pledge, sell, contract to sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly or (2) enter into any swap or similar agreement that transfers, in whole or in part, the economic risk of ownership of the Company's securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or other securities, in cash or otherwise; provided, however, that (i) such market stand-off time period shall not exceed ninety (90) days and (ii) and this stand-off provision shall not apply to gifts of the Company's securities to bona fide charitable organizations that are not affiliated with the Parties.

            1.2 The restriction set forth in Section 1.1(i) above shall not apply however, with respect to sales of securities by Mr. Orumchian resulting in net proceeds to Mr. Orumchian not in excess of $150,000.

            1.3 In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the securities of the Company held by each Party until the end of such period.

            2. Miscellaneous

            2.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the Parties (including transferees of any shares of the Company's

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securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the Parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

            2.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

            2.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

            2.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

            2.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified, upon confirmed facsimile transmission to the party to be notified, or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

            2.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

            2.7 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and each Party against which such amendment or waiver shall be binding.

            2.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            2.9 Aggregation of Stock. All securities of the Company held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

            2.10 Entire Agreement; Amendment; Waiver. This Agreement constitutes the full and entire understanding and agreement between the Parties with regard to the subjects hereof and thereof.

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            IN WITNESS WHEREOF, the parties have executed this Lock-Up Agreement as of the date first above written.

                                 COMPANY:

                                 FATBRAIN.COM, INC.

                            By:
                                 -----------------------------------------------
                                 Chris MacAskill, President

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


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                            By:
                                 -----------------------------------------------
                                 Chris MacAskill, President and Chairman of the Board

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


                            By:
                                 -----------------------------------------------
                                 Kim Orumchian, Vice President of Engineering, Secretary and Director

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


                            By:
                                 -----------------------------------------------
                                 Donald P. Alvarez, Vice President of Finance
                                 and Chief Financial Officer

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


                            By:
                                 -----------------------------------------------
                                 Dennis F. Capolvilla, Vice President of Sales and Business Development

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


                            By:
                                 -----------------------------------------------
                                 Judy Kirkpatrick, Vice President and General
                                 Manager of Digital Publishing

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051

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                            By:
                                 -----------------------------------------------
                                 Sean M. Cumbie, Vice President of Logisitcs

                       Address:  2550 Walsh Ave.,
                                 Santa Clara, CA 95051


                            By:
                                 -----------------------------------------------
                                 Peter G. Bodine, Director

                       Address:  APV Technology Partners, L.P.
                                 535 Middlefield Road
                                 Menlo Park, CA  94025


                            By:
                                 -----------------------------------------------
                                 Alan S. Fisher, Director

                       Address:  ONSALE, Inc.
                                 1350 Willow Road
                                 Menlo Park, CA  94025


                            By:
                                 -----------------------------------------------
                                 Tod H. Francis, Director

                       Address:  Trinity Ventures
                                 3000 Sand Hill Road
                                 Building 1, Suite 240
                                 Menlo Park, CA  94025


                            By:
                                 -----------------------------------------------
                                 David C. Schwab, Director

                       Address:  Sierra Ventures
                                 3000 Sand Hill Road
                                 Building 4, Suite 210
                                 Menlo Park, CA  94025

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                            By:
                                 -----------------------------------------------
                                 Peter C. Wendell, Director

                      Address:   Sierra Ventures
                                 3000 Sand Hill Road
                                 Building 4, Suite 210
                                 Menlo Park, CA 94025


                                 VULCAN VENTURES INCORPORATED


                            By:
                                 -----------------------------------------------
                          Name:
                                 -----------------------------------------------
                         Title:
                                 -----------------------------------------------

                       Address:  110 110th Avenue N.E.
                                 Suite 550
                                 Bellevue, WA  98004


                                 SIERRA VENTURES V, LP

                            By:
                                 -----------------------------------------------
                                      Its:
                                            ------------------------------------
                            By:
                                 -----------------------------------------------
                                      Its:
                                            ------------------------------------

                       Address:  3000 Sand Hill Road
                                 Building 4, Suite 210
                                 Menlo Park, CA  94025


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                                 TRINITY VENTURES V, LP

                            By:
                                 -----------------------------------------------
                                      Its:
                                            ------------------------------------
                            By:
                                 -----------------------------------------------
                                      Its:
                                            ------------------------------------

                       Address: 3000 Sand Hill Road
                                Building 1, Suite 240
                                Menlo Park, CA  94025


                                HIGHLAND CAPITAL PARTNERS IV
                                LIMITED PARTNERSHIP

                            By: Highland Management Partners IV LLC
                                      Its:
                                            ------------------------------------
                            By:
                                 -----------------------------------------------
                                 Managing Member

                        Address: Two International Place
                                 Boston, MA 02110



                                HIGHLAND ENTREPRENEUR'S FUND IV
                                LIMITED PARTNERSHIP

                            By: Highland Entrepreneurs' Fund IV LLC
                                      Its:
                                            ------------------------------------
                            By:
                                 -----------------------------------------------
                                 Managing Member

                        Address: Two International Place
                                 Boston, MA 02110